Seneca Foods Reports Net Sales of $259.1 Million Up 17.8% for the First Fiscal Quarter of 2012

MARION, N.Y. August 3, 2011 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) reported that net sales for the first quarter ended July 2, 2011 increased from the first quarter ended July 3, 2010 by 17.8%, to $259.1 million.  The increase is attributable to increased sales volume of $42.8 million partially offset by lower selling prices and a less favorable sales mix of $3.7 million.  Net loss for the fiscal first quarter of 2012 was $8.0 million, or $0.66 per diluted share, compared to earnings of $5.3 million, or $0.43 per diluted share, in the fiscal first quarter of 2011.

“The strong sales can be attributed to the timing of Easter this year compared with last year, as well as customers’ heavy buying ahead of announced price increases" said Kraig H. Kayser, President and CEO.  "While disappointed in the quarterly loss, we now  find ourselves in a much more balanced inventory position heading into this year’s production season.”

As announced in a recent press release Seneca Foods Corporation and Allens, Inc. have signed a Memorandum of Understanding contemplating a merger of the two companies in a stock for stock transaction.  The completion of the transaction is subject to the negotiation and execution of a definitive agreement between the two parties, customary closing conditions, including regulatory, shareholder and lender approvals and satisfactory completion of due diligence.

Earnings Conference Call and Webcast
The Company will host a conference call to discuss first quarter fiscal year 2012 financial results tomorrow at 8:00 AM EDT.  The conference call can be accessed live over the phone by dialing (800) 891-8257. If you are unable to listen to the live conference call, a replay will be available on Friday, August 5, 2011, please visit www.senecafoods.com and click on "Company Profile" and then "Investor Information". This replay will be available for two weeks.

About Seneca Foods Corporation
Seneca Foods is a processor of canned fruits and vegetables with manufacturing facilities located throughout the United States. Its products are sold under the Libby’s, Aunt Nellie’s Farm Kitchen, Stokely’s, READ, Seneca Farms and Seneca labels as well as through the private label and industrial markets. In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant label. Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”.  SENEA was added to the S&P SmallCap 600 index on October 22, 2010 and is also included in the Russell 2000 and 3000 indices.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA

Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and to periods prior to 2008 when the company did not use LIFO and enhance the understanding of the company’s operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.

	Quarter Ended
	July 2, 2011		July 3, 2010
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net (loss) earnings, as reported:	$(8.0)	$(0.66)	$5.3	$0.43

LIFO charge (credit) , after tax at statutory federal rate	$4.2	$0.35	$(2.7)	$(0.22)

Net (loss) earnings, excluding LIFO impact	$(3.8)	$(0.31)	$2.6	$0.21

Diluted weighted average common shares outstanding
(in thousands)		11,808		11,120

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Three Months Ended
EBITDA and FIFO EBITDA:	July 2, 2011	July 3, 2010
	(In thousands)

Net (loss) earnings	$(7,975)	$5,275
Income taxes (benefit) expense	(3,962)	2,910
Interest expense, net of interest income	1,786	1,936
Depreciation and amortization	5,574	5,547
Interest amortization	(117)	(122)
EBITDA	(4,694)	15,546
LIFO charge (credit)	6,527	(4,132)
FIFO EBITDA	$1,833	$11,414

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	availability of financing;
•	leverage and the Company’s ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company’s marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:
Roland E. Breunig, Chief Financial Officer
608-757-6000

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings
For the Periods Ended July 2, 2011 and July 3, 2010
(In thousands of dollars, except share data)

	Quarter
	Fiscal 2012	Fiscal 2011

Net sales	$259,083	$219,942

Plant restructuring expense (note 2)	$54	$-

Other operating income, net (note 3)	$(151)	$(76)

Operating (loss) income (note 1)	$(10,151)	$10,121
Interest expense, net	1,786	1,936
(Loss) earnings before income taxes	$(11,937)	$8,185

Income taxes (benefit) expense	(3,962)	2,910

Net (loss) earnings	$(7,975)	$5,275

(Loss) earnings attributable to common stock (note 4)	$(7,708)	$4,792

Basic (loss) earnings per share	$(0.66)	$0.43

Diluted (loss) earnings per share	$(0.66)	$0.43

Weighted average shares outstanding basic	11,735,631	11,048,931

Weighted average shares outstanding diluted	11,807,714	11,119,610

Note 1: The effect of the LIFO inventory valuation method on first quarter pre-tax results was to reduce operating earnings by $6,527,000 for the three month period ended July 2, 2011 and to increase operating earnings by $4,132,000 for the three month period ended July 3, 2010.
Note 2: The three month period ended July 2, 2011 includes a restructuring charge for severance costs of $54,000.
Note 3: Other income for the current year of $151,000 represents a gain on the sale of unused fixed assets.
Other income for the prior year of $76,000 represents a gain on the sale of unused fixed assets.
Note 4: The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for the each period presented. Average common and participating shares totaled 12,150,982 as of
July 2, 2011.

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